Exhibit 10.1

WALGREEN CO. SECTION 162(m) DEFERRED COMPENSATION PLAN
AMENDMENT NO. 5
(Effective as of July 1, 2011)
I.
The Walgreen Co. Section 162(m) Deferred Compensation Plan (the “Plan”) is amended to add the following sentence to the end of Section 4.1 (Eligibility and Participation):
     “Notwithstanding the foregoing, effective on or after July 1, 2011, the Plan shall be frozen and no Eligible Employee shall first become a Participant in the Plan for any purpose under the terms of the Plan on or after such date. Therefore, any eligible employee who had not become a participant in the Plan on or before July 1, 2011 shall not become a Participant on or after such date.”
II.
The Walgreen Co. Section 162(m) Deferred Compensation Plan (the “Plan”) is amended to add the following sentence to the end of Section 4.2 (Amount Deferred):
     “Notwithstanding the foregoing, effective for Compensation earned during Years beginning on or after July 1, 2011, no amount shall be designated for deferral under the Plan by the Committee.”